Exhibit 11.1

SPECTRIAN CORPORATION AND SUBSIDIARY
COMPUTATION OF NET INCOME (LOSS) PER SHARE
(In thousands except per share data)


                                                     Three months ended               Six months ended
                                                         September 28,                  September 28,
                                                ------------------------------    --------------------------
                                                     1997             1996           1997           1996
                                                ----------------  ------------    --------------  ----------
Net income (loss)                                  $ 6,312        $   (336)        $12,706        $(5,650)
                                                   =======        ========         =======        =======

Weighted average number of shares:
Primary:
   Common stock                                      9,502           8,147           8,901          8,093
   Common stock equivalents - stock options          1,101             n/a*            859            n/a*
                                                   -------        --------         -------        -------
             Total primary shares                   10,603           8,147           9,760          8,093
                                                   =======        ========         =======        =======
Fully diluted:
   Common stock                                      9,502           8,147           8,901          8,093
   Common stock equivalents - stock options          1,242             n/a*          1,165            n/a*
                                                   -------        --------         -------        -------
             Total fully diluted shares             10,744           8,147          10,067          8,093
                                                   =======        ========         =======        =======


Net income (loss) per share - primary              $  0.60        $  (0.04)        $  1.30        $ (0.70)
                                                   =======        ========         =======        =======

Net income (loss) per share - fully diluted        $  0.59        $  (0.04)        $  1.26        $ (0.70)
                                                   =======        ========         =======        =======

* Due to the loss in this period, stock options outstanding would be antidilutive and are therefore not included in the calculation.


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